LIMITED ACCESS State Street Corporation Second-Quarter 2014 Financial Highlights July 22, 2014 Exhibit 99.3

2 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its second- quarter 2014 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference. Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “expect,” “objective,” “intend,” “plan,” “forecast,” “outlook,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to July 22, 2014. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement the Dodd-Frank Act changes to the Basel III capital framework and European legislation, such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives, with respect to the levels of regulatory capital we must maintain, our credit exposure to third parties, margin requirements applicable to derivatives, banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to how we provide services; adverse changes in the regulatory capital ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III capital and liquidity standards, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and equity purchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, government investigations, litigation and similar claims, disputes, or proceedings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program and may cause volatility of our earnings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, control expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in how and in what amounts clients compensate us for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2013 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, July 22, 2014, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 • GAAP-basis earnings per share, or EPS, of $1.38 increased from $0.81 in Q1 ’14 and from $1.24 in Q2 ’13 – Q1 ’14 EPS reflects $146 million, or $.23 per share, related to seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes • Total GAAP-basis revenue of $2.60 billion increased from $2.49 billion in Q1 ’14 and from $2.56 billion in Q2 ’13 • Operating-basis1 EPS of $1.39 was up from $0.99 in Q1 ’14 and up from $1.24 in Q2 ’13 – Q1 ’14 EPS reflects $146 million, or $.23 per share, related to seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes • Total operating-basis1 revenue was $2.68 billion, up 4.6% from $2.56 billion in Q1 ’14 and up 3.7% from $2.58 billion in Q2 ’13 • Core total asset servicing and asset management fees of $1.59 billion were up 3.8% from $1.53 billion in Q1 ’14 and up 7.4% from $1.48 billion in Q2 ’13 • New business2 – New assets to be serviced totaled $250 billion, including 26 new mandates in alternative investment servicing – Net new assets to be managed by SSgA totaled $18 billion 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 New business in assets to be serviced is reflected in our assets under custody and administration after we begin servicing the assets, and net new business in assets to be managed is reflected in our assets under management after we begin managing the assets. As such, only a portion of these new asset servicing and asset management mandates is reflected in our assets under custody and administration and assets under management, as the case may be, as of June 30, 2014. Distribution fees from the SPDR® Gold Exchange-Traded Fund, or ETF, are recorded in brokerage and other fee revenue and not in management fee revenue. Second-Quarter 2014 Financial Highlights1

4 Summary of GAAP-Basis Financial Results for the Six Months Ended June 30, 2014 $ in millions, except per share data 2014 2013 % change Revenue 5,083$ 4,995$ 1.8% Expenses 3,878 3,624 7.0 Earnings per share (EPS) 2.19 2.22 (1.4) Return on average common equity (ROE) 9.6% 10.2% Pre-tax operating margin 23.6 27.4 Average diluted common shares outstanding 437.0 461.6 Six Months Ended June 30,

5 Summary of GAAP-Basis Financial Results for the Second Quarter of 2014 $ in millions, except per share data Q2 '14 Q1 '14 Q2 '13 Q1 '14 Q2 '13 Revenue 2,598$ 2,485$ 2,560$ 4.5% 1.5% Expenses 1,850 2,028 1,798 (8.8) 2.9 EPS 1.38 .81 1.24 70.4 11.3 ROE 11.9% 7.2% 11.3% Pre-tax operating margin 28.7 18.3 29.8 Average diluted common shares outstanding 435.3 438.8 461.0 % change

6 Second-Quarter 2014 GAAP-Basis Revenue $ in millions Q2 '14 Q1 '14 Q2 '13 Servicing fees 1,288$ 4.0% 7.2% Management fees 300 2.7 8.3 Trading services revenue 260 2.8 (14.5) Securities finance revenue 147 72.9 12.2 Processing fees and other revenue 44 (21.4) (24.1) Total fee revenue 2,039 6.0 3.5 Net interest revenue 561 1.1 (5.9) Gains (losses) related to investment securities, net (2) (133.3) (71.4) Total revenue 2,598$ 4.5% 1.5% % change

7 Second-Quarter 2014 GAAP-Basis Expenses $ in millions Q2 '14 Q1 '14 Q2 '13 Compensation and employee benefits 978$ (15.5)% 6.7% Information systems and communications 244 - 3.8 Transaction processing services 193 1.0 3.8 Occupancy 115 0.9 0.9 Acqui ition and restructuring costs 28 (15.2) (6.7) Other 292 1.0 (7.6) Total expenses 1,850$ (8.8)% 2.9% % change

8 • Strong Q2 ’14 operating-basis EPS driven primarily by improved fee revenue growth • Higher servicing fees compared to Q2 ’13 due to stronger global equity markets, net new business, and the impact of the weaker U.S. dollar • Higher management fees compared to Q1 ’14 and Q2 ’13 driven primarily by stronger global equity markets • Market-driven revenue performed well despite low-interest-rate environment – Q2 ’14 securities finance benefitted from seasonal activity compared to Q1 ’14; securities finance revenue increased due to new business in enhanced custody compared to Q2 ’13 – Higher foreign exchange trading volume helped to offset very low volatility – Operating-basis Net Interest Revenue (NIR) and Net Interest Margin (NIM) continue to be pressured by the low interest-rate environment • Q2 ’14 operating-basis effective tax rate of 27.2%, compared to 31.2% in Q1 ’14 and 30.0% in Q2 ’13; full-year 2014 operating-basis effective tax rate is expected to be between 30% and 32% • Business Operations and Information Technology Transformation program on track to achieve approximately $575 million to $625 million of pre-tax, annualized expense savings2 by the end of 2014, with full effect in 2015 • Regulatory compliance cost pressures are increasing – Now expect full-year 2014 regulatory compliance expenses to significantly exceed our prior estimate of $30 million to $40 million over 2013 levels • Given regulatory headwinds, achieving our goal of positive annual operating leverage3 will likely require improvement in market- driven revenue in the second half of 2014 • We continue to prioritize returning capital to our shareholders – During Q2 ’14, we purchased $410 million of common stock; as of June 30, 2014 we had $1.3 billion remaining under our common stock purchase program authorizing the purchase of up to $1.7 billion through March 31, 2015 Second-Quarter 2014 Key Messages1 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis key messages are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from our total 2010 operating- basis expenses, all else being equal. Our actual total expenses have increased since 2010, and may increase or decrease in the future, due to other factors. 3 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating-basis.

9 Year-to-Date and Second-Quarter 2014 Operating-Basis Financial Highlights1 • Year-to-date (six months ended June 30, 2014) key financial metrics – EPS of $2.37 for the six months ended June 30, 2014 increased 7.7% from the same period in 2013 – Total revenue of $5.24 billion for the six months ended June 30, 2014 increased 3.7% from the same period in 2013 – Core total asset servicing and asset management fee revenue of $3.12 billion for the six months ended June 30, 2014 increased 6.9% from the same period in 2013 on both a GAAP and operating basis – Year-to-date expenses increased approximately 5% from the year-ago period, primarily driven by higher compensation and employee benefits and higher “other” expenses • Second-quarter key financial metrics – EPS of $1.39 for Q2 ’14 increased 40.4% from Q1 ’14 and 12.1% from Q2 ’13 – Total revenue of $2.68 billion for Q2 ’14 increased 4.6% from Q1 ’14 and 3.7% from Q2 ’13 – Total fee revenue of $2.10 billion for Q2 ’14 increased 6.2% and 4.9% from Q1 ’14 and Q2 ’13, respectively, primarily due to higher core servicing and management fees – Pre-tax operating margin of 32.0% for Q2 ’14; 25.0% for Q1 ’14 and 32.1% for Q2 ’13 – Return on average common equity of 11.9% for Q2 ’14; 8.8% for Q1 ’14 and 11.3% for Q2 ’13 • Second-quarter expenses – Total expenses decreased 5.2% from Q1 ’14 and increased 3.7% from Q2 ’13 – Q1 ’14 total expenses reflected the seasonal deferred incentive compensation expense for retirement eligible employees and payroll taxes – Q2 ’14 total expenses increased from Q2 ’13, primarily due to higher compensation and regulatory compliance costs, including the impact of the weaker U.S. dollar 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial highlights are a non-GAAP presentation. See pages 4-7 of this presentation for a GAAP-basis presentation of the referenced information for the relevant periods. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

10 Summary of Operating-Basis (Non-GAAP) Financial Results1 for the Six Months Ended June 30, 2014 1 Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. $ in millions, except per share data 2014 2013 Change Revenue 5,235$ 5,050$ 3.7% Expenses 3,735 3,565 4.8 EPS 2.37 2.20 7.7 ROE 10.4% 10.1% NIM 1.18 1.31 Pre-tax operating margin 28.6 29.4 Operating leverage2 (111) bps Average diluted shares outstanding 437.0 461.6 Six Months Ended June 30,

11 Summary of Operating-Basis (Non-GAAP) Financial Results1 for the Second-Quarter of 2014 1 Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. $ in millions, except per share data Q2 '14 Q1 '14 Q2 '13 Q1 '14 Q2 '13 Revenue 2,676$ 2,559$ 2,580$ 4.6% 3.7% Expenses 1,818 1,917 1,753 (5.2) 3.7 EPS 1.39 .99 1.24 40.4 12.1 ROE 11.9% 8.8% 11.3% NIM 1.12 1.24 1.31 Pre-tax operating margin 32.0 25.0 32.1 Operating leverage2 973 bps 1 bp Average diluted common shares outstanding 435.3 438.8 461.0 Change

STATE STREET

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Q2 '14	% change Q1 '14	% change Q2 '13
Servicing fees	$ 1,288	4.0%	7.2%
Management fees	300	2.7	8.3
Trading services revenue	260	2.8	(14.5)
Securities finance revenue	147	72.9	12.2
Processing fees and other revenue	108	(4.4)	17.4
Total fee revenue	2,103	6.2	4.9
Net interest revenue	575	0.5	(1.2)
Gains (losses) related to investment securities, net	(2)	(133.3)	(71.4)
Total operating-basis revenue	$ 2,676	4.6%	3.7%

Key Drivers

- Q2 '14 servicing fees were up compared to Q1 '14, primarily due to net new business and stronger global equity markets; increased from Q2 '13, primarily due to stronger global equity markets, net new business, and the impact of the weaker U.S. dollar
- Q2 '14 asset management fees increased from Q1 '14 and Q2 '13, primarily due to stronger global equity markets
- Trading services revenue increased from Q1 '14, primarily due to higher foreign-exchange revenue due to higher volumes, partially offset by lower volatility. Compared to Q2 '13, trading services revenue declined, primarily due to lower foreign-exchange trading revenue from lower volatility partially offset by higher volumes
- Securities finance revenue increased from Q1 '14, primarily due to seasonality. Compared to Q2 '13, securities finance revenue increased, primarily due to new business in enhanced custody
- Q2 '14 average securities on loan of $357 billion vs. Q2 '13 average securities on loan of $330 billion
- Processing fees and other revenue increased compared to Q2 '13, primarily due to higher revenue associated with tax-advantaged investments and a more favorable counterparty valuation adjustment
- Net interest revenue decreased 1.2% compared to Q2 '13, primarily due to lower yields on interest-earning assets, partially offset by lower interest expense and a higher level of interest earning assets
- NIM decreased to 112 bps from 124 bps in Q1 '14, and 131 bps in Q2 '13

[1] Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

12

STATE STREET

Operating-Basis (Non-GAAP) Expenses[1]

$ in millions	Q2 '14	% change Q1 '14	% change Q2 '13
Compensation and employee benefits	$ 974	(10.2)%	6.2%
Information systems and communications	244	-	3.8
Transaction processing services	193	1.0	3.8
Occupancy	115	0.9	0.9
Other	292	3.2	(3.0)
Total operating-basis expenses	$ 1,818	(5.2)%	3.7%

Key Drivers

- Q2 '14 compensation and employee benefits expenses decreased 10.2% compared to Q1 '14, primarily due to an incremental $146 million associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes recorded in Q1 '14. Compared to Q2 '13, compensation and employee benefits expenses increased 6.2%, primarily due to new business support, higher incentive compensation, the impact of the weaker U.S. dollar, annual merit increases, and higher regulatory compliance costs, partially offset by savings associated with the Business Operations and Information Technology Transformation program
- Q2 '14 information systems and communications expenses increased 3.8% from Q2 '13, primarily reflecting higher infrastructure costs
- Transaction processing services expenses increased 3.8% from Q2 '13, primarily due to higher volumes and higher equity values in the investment servicing business
- Q2 '14 occupancy expenses of $115 million included a one-time recovery of $5 million
- Q2 '14 other expenses increased 3.2% compared to Q1 '14, primarily due to higher professional services fees associated with regulatory compliance, partially offset by a $9 million credit associated with Lehman Brothers-related recoveries. Compared to Q2 '13, other expenses decreased 3.0%, primarily due to a $9 million credit associated with Lehman Brothers-related recoveries and lower legal and sales promotion expenses, partially offset by higher regulatory compliance costs

[1] Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

13

14 Balance Sheet Highlights Second-Quarter 20141, 2 Investment portfolio • Size: $117 billion, unchanged from end of Q1 ’14 • Credit profile: approximately 89% rated AAA/AA • Fixed-rate/floating-rate mix: 46% / 54% • Duration: 1.9 years • Unrealized after-tax mark-to-market (MTM) gain improved to $456 million from a gain of $124 million at end of Q1 ’14 due to narrowing spreads and a decline in longer-term interest rates • Purchased $4.6 billion in Q2 ’14; average tax-equivalent yield: 1.62% • Discount accretion of $28 million in Q2 ’14 related to former conduit assets; approximately $522 million expected to accrue over the remaining lives of the former conduit securities3 Interest-rate risk metrics • Economic value of equity (EVE)4: (12.1)% of total regulatory capital5 as of June 30, 2014, versus (13.2)% as of March 31, 2014, in an up-200-bps shock to quarter-end interest-rate levels hypothetical scenario • Unrealized after-tax MTM loss sensitivity: approximately $(1.2) billion after-tax in an up-100- bps shock to quarter-end interest-rate levels hypothetical scenario Other balance sheet activity • Senior secured bank loans totaled $1.5 billion as of June 30, 2014, floating-rate, primarily BB/B rated • Recorded $2 million net loan loss provision related to the aggregate senior secured bank loan portfolio; loan loss allowance related to this portfolio totaled approximately $20 million as of June 30, 2014 1 As of period-end where applicable. 2 See appendix included in this presentation for a description of the investment portfolio. 3 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. 4 For additional information regarding EVE, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in State Street’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC. 5 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital.

15 Capital Footnotes 1 through 7 provided on page 16. Second-Quarter 2014 Highlights • Maintained a strong capital position • In Q2 ’14, purchased approximately 6.3 million shares of our common stock, at an average price of $65.02 per share and a total cost of approximately $410 million, under the March 2014 common stock purchase program authorizing the purchase of up to $1.7 billion through March 31, 2015 • Declared a $0.30 per share quarterly common stock dividend in Q2 ’14 Returning Capital to Shareholders Remains a Priority While Maintaining a Strong Capital Position Capital Ratios as of June 30, 20141, 2 Basel III Advanced Approaches3 Basel III Transitional4 Total capital 16.1% 20.2% Tier 1 capital 14.1% 17.7% Tier 1 common capital 12.8% 16.0% Tier 1 leverage State Street Corporation 6.9% 6.9% State Street Bank and Trust Company 6.6% 6.6% Tangible common equity (TCE) as of June 30, 20145 7.0% Additional estimated pro forma Basel III tier 1 common ratio calculation as of June 30, 20146 Estimated pro forma tier 1 common ratio calculated in conformity with Basel III final r le (standardized approach) 11.3% Estimated pro f rma Basel III Supplementary Leverage Ratio as of June 30, 20147 State Street Corporation 6.1% State Street Bank and Trust Company 5.8%

16 1Unless otherwise specified, all capital ratios referenced on page 15 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street's tangible common equity, or TCE, ratio and estimated pro forma Basel III tier 1 common ratio presented on page 15. 2In July 2013, the Federal Reserve issued a final rule intended to implement the Basel III framework in the U.S, referred to as the Basel III final rule. On February 21, 2014, we were notified by the Federal Reserve that we completed our parallel run period and would be required to begin using the advanced approaches framework as provided in the Basel III final rule in the determination of our risk-based capital requirements. Pursuant to this notification, we used the advanced approaches framework to calculate our risk-based capital ratios beginning with the second quarter of 2014. For the remainder of 2014, including the second quarter of 2014, the lower of our regulatory capital ratios calculated under the Basel III advanced approach and those ratios calculated under the transitional provisions of Basel III will apply in the assessment of our capital adequacy for regulatory purposes. Once the provisions of the Basel III final rule are fully implemented effective January 1, 2015, the lower of the Basel III regulatory capital ratios calculated by us under the Basel III advanced approach and the Basel III standardized approach will apply in the assessment of our capital adequacy for regulatory purposes. 3Total capital, tier 1 capital, tier 1 common and tier 1 leverage ratios as of June 30, 2014 were calculated in conformity with the advanced approaches provisions of the Basel III final rule. A reconciliation with respect to the calculation of our estimated pro forma tier 1 common ratio calculated in conformity with the standardized approach as of June 30, 2014 is provided in the addendum linked to this presentation. 4 Total capital, tier 1 capital, tier 1 common and tier 1 leverage ratios as of June 30, 2014 were calculated in conformity with the transitional provisions of the Basel III final rule. Specifically, these ratios reflect total and tier 1 capital (as applicable, the numerator) calculated in conformity with the advanced approaches provisions of the Basel III final rule, and total risk-weighted assets or, with respect to the tier 1 leverage ratio, quarterly average assets (the denominator), calculated in conformity with the provisions of Basel I. 5 The TCE ratio is an additional capital ratio that management believes provides context useful in understanding and assessing State Street's capital adequacy. The TCE ratio is not required by GAAP or by banking regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. The TCE ratio is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation with respect to the calculation of our TCE ratio as of June 30, 2014 is provided in the addendum linked to this presentation. 6The estimated pro forma Basel III tier 1 common ratio (standardized) as of June 30, 2014 is a preliminary estimate by State Street, calculated in conformity with the standardized approach in the Basel III final rule. A reconciliation with respect to the calculation of our estimated pro forma tier 1 common ratio calculated in conformity with the standardized approach as of June 30, 2014 is provided in the addendum linked to this presentation. 7On April 8, 2014, U.S. banking regulators issued a final rule enhancing the supplementary leverage ratio, or SLR, standards for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank. We refer to this final rule as the SLR final rule. Under the SLR final rule, upon implementation as of January 1, 2018, State Street Bank must maintain a supplementary leverage ratio of at least 6 percent to be well capitalized under the U.S. banking regulators’ Prompt Corrective Action framework. The SLR final rule also provides that if State Street maintains an SLR of at least 5%, it is not subject to limitations on distributions and discretionary bonus payments under the SLR final rule. On April 8, 2014, in addition to the SLR final rule, U.S. banking regulators published a notice of proposed rulemaking, or NPR, that would revise the denominator of the SLR, composed of total leverage exposure, that the regulators initially adopted as part of the Basel III final rule in July 2013. Specifically, the NPR would revise the treatment of on- and off-balance sheet exposures used in the calculation of total leverage exposure, and more closely align the regulators’ standards with respect to the calculation of total leverage exposure with the Basel Committee standards. The proposed rule would incorporate in total leverage exposure the effective notional principal amount of credit derivatives and other similar instruments through which a banking organization provides credit protection; modify the calculation of total leverage exposure for derivatives and repo-style transactions; and revise the credit conversion factors applied to certain off-balance sheet exposures. The NPR also would change the methodology used to calculate the SLR by requiring total leverage exposure to be calculated on a daily average basis. The estimated pro forma SLRs presented on page 15 are calculated in conformity with State Street’s present interpretations of the April 2014 NPR, except that off-balance sheet exposures included in total leverage exposure reflect the simple average of three month-end measures for off-balance sheet exposures, not the daily average. Footnotes to Page 15

17 APPENDIX A. Effective Tax Rate Calculations B. Investment Portfolio C. Non-GAAP Measures and Capital Ratios Pages 18 19-25 26

18 Effective Tax Rate Calculations • Beginning with the first quarter of 2014, we are presenting our operating-basis effective tax rate to reflect the tax-equivalent adjustments associated with our investments in tax-exempt securities, low-income housing and alternative energy • There is no effect on operating-basis revenue, pre-tax income or after-tax earnings; the change affects only our stated operating-basis effective tax rate. This change, which is also incorporated in the comparative prior-period rates shown below, will result in a more informative presentation of the ordinary tax rate generated by State Street’s business activity Operating-basis effective tax rate - prior calculation Q2 '14 Q1 '14 Q2 '13 Income before income tax expense, operating-basis 856$ 640$ 827$ Less aggregate tax-equivalent adjustments 106 101 67 Income before income tax expense, excluding tax-equivalent adjustments, operating-basis 750 539 760 Income tax expense, operating-basis 233 200 248 Less aggregate tax-equivalent adjustments 106 101 67 Income tax expense, after eliminating tax-equivalent adjustments, operating-basis 127 99 181 Effective tax rate, operating-basis, prior calculation 16.9% 18.4% 23.8% Operating-basis effective tax rate - revised calculation Q2 '14 Q1 '14 Q2 '13 Income before income tax expense, operating-basis 856$ 640$ 827$ Income tax expense, operating-basis 233 200 248 Effective tax rate, operating-basis, revised calculation 27.2% 31.2% 30.0%

19 B. Investment Portfolio

20 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $49 billion $49 billion $19 billion Investment Portfolio Investment Portfolio as of June 30, 2014

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of June 30, 2014

- 89% rated AAA/AA
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax mark-to-market (MTM) gain of $456M[1]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[2]	AAA	AA	A	BBB	<BBB	Not Rated[3]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
6/30/14	$30.6	$51.9	$21.8	$7.1	$3.1	$2.0	$0.1	$116.6	$456
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		79%	11%	6%	2%	2%	0%	100%	

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

1. At 6/30/14: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $484 million, after-tax unrealized gain on securities held to maturity of $64 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(92) million.
2. Beginning in August 2011, U.S. Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.
3. Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

21

STATE STREET.

Investment Portfolio

Holdings by Asset Class as of June 30, 2014

	Ratings[1]										
Investment	UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)[2]	Fixed Rate / Floating Rate
Government/Agency securities	69%	18%	13%	—	—	—	—	$12.3	10.6%	$(120)	94% / 6%
Asset-backed securities	—	70%	22%	4%	1%	3%	—	52.4	44.9	229	3% / 97%
Mortgage-backed securities	92%	3%	1%	1%	1%	2%	—	23.9	20.5	65	84% / 16%
Commercial mortgage-backed securities	2%	86%	6%	5%	—	1%	—	6.3	5.4	31	64% / 36%
Corporate bonds	—	—	13%	52%	35%	—	—	6.2	5.3	101	94% / 6%
Covered bonds	—	100%	—	—	—	—	—	3.2	2.8	15	25% / 75%
Municipal bonds	—	22%	68%	10%	—	—	—	8.1	6.9	118	99% / 1%
Clipper tax-exempt bonds/other	—	47%	41%	11%	—	—	1%	4.2	3.6	17	27% / 73%
TOTAL PORTFOLIO	26%	44%	19%	6%	3%	2%	0%	$116.6	100.0%	$456	46% / 54%

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.
2. At 6/30/14: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $484 million, after-tax unrealized gain on securities held to maturity of $64 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(92) million.

22

23 Ratings 1 Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 31% 64% 5% — — — $15.9 30.3% $(11) Credit Cards — 100% — — — — — 9.0 17.2 (1) Auto/Equipment — 99% — — 1% — — 5.5 10.5 6 Non-US RMBS — 83% 6% 5% 2% 4% — 15.5 29.6 198 CLOs — 87% 13% — — — — 5.0 9.5 72 Sub-Prime — 3% 3% 25% 16% 53% — 1.2 2.3 (43) HELOC — — — 100% — — — 0.0 0.0 (1) Other — — — 39% 61% — — 0.3 0.6 9 TOTAL ABS — 70% 22% 4% 1% 3% — $52.4 100.0% $229 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. 1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of June 30, 2014

24 Ratings 1 Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — $22.0 72.8% $46 Non-Agency MBS — 42% 5% 12% 13% 28% — 1.9 6.3 19 CMBS 2% 86% 6% 5% — 1% — 6.3 20.9 31 TOTAL MBS 73% 20% 2% 2% 1% 2% — $30.2 100.0% $96 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. 1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of June 30, 2014

STATE STREET

Investment Portfolio

Non-U.S. Investment Summary as of June 30, 2014

June 30, 2014	Book Value ($B)	Average Rating	Book Value ($B) Gov't/ Agency [1]	ABS FRMBS	ABS All Other	Corporate Bonds	Covered Bonds	Other
United Kingdom	$ 10.2	AAA	$ -	$ 7.3	$ 2.3	$ 0.4	$ 0.2	$ -
Australia	6.4	AA	0.1	3.1	0.9	0.1	0.9	1.3
Netherlands	4.4	AAA	-	4.1	-	0.1	0.2	-
Germany	2.9	AAA	-	-	2.9	-	-	-
Canada	2.6	AAA	2.1	-	-	0.3	0.2	-
France	1.6	AAA	-	0.1	0.7	0.2	0.6	-
Japan	1.0	AA	1.0	-	-	-	-	-
Italy	0.7	A	-	0.5	-	0.2	-	-
Korea	0.6	AA	0.6	-	-	-	-	-
Norway	0.5	AAA	-	-	0.1	-	0.4	-
Finland	0.5	AAA	-	-	0.1	-	0.4	-
Spain	0.2	BB	-	0.2	-	-	-	-
Ireland	0.1	B	-	0.1	-	-	-	-
Portugal	0.1	BB	-	0.1	-	-	-	-
Other	0.6	AA	-	-	0.1	0.2	0.3	-
Non-U.S. Investments [2]	**$ 32.4**		**$ 3.8**	**$ 15.5**	**$ 7.1**	**$ 1.5**	**$ 3.2**	**$ 1.3**
U.S. Investments	84.2							
Total Portfolio	**$ 116.6**							

Non-U.S. Investments: Ratings



BBB 2.6%
BB 1.5%
<BB 0.7%
A 5.2%
AA 9.1%
AAA 80.9%

Non-U.S. Investments: Asset Class



Other, 4.0%
Gov't/Agency, 11.7%
Covered, 9.9%
Corp, 4.6%
ABS: All Other, 21.9%
ABS: FRMBS, 47.9%

1. Sovereign debt is reflected in the government agency column.
2. Country of collateral used except for corporates, where country of issuer is used. Excludes equity securities of approximately $9.4 million.

25

26 C. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Financial Trends”.